Exhibit 99.1

Apple Reports Third Quarter Results

Apple Delivers Record Revenue & Earnings

CUPERTINO, California—July 13, 2005—Apple® today announced financial results for its fiscal 2005 third quarter ended June 25, 2005, reporting the highest revenue and earnings in the Company’s history. Apple posted a net quarterly profit of $320 million, or $.37 per diluted share, and revenue of $3.52 billion. These results compare to a net profit of $61 million, or $.08 per diluted share, and revenue of $2.01 billion in the year-ago quarter, and represent revenue growth of 75 percent and net profit growth of 425 percent. Gross margin was 29.7 percent, up from 27.8 percent in the year-ago quarter. International sales accounted for 39 percent of the quarter’s revenue.

Apple shipped 1,182,000 Macintosh® units and 6,155,000 iPods during the quarter, representing 35 percent growth in Macs and 616 percent growth in iPods over the year-ago quarter.

“We are delighted to report Apple’s best quarter ever in both revenue and earnings,” said Steve Jobs, Apple’s CEO. “The launch of Mac OS X Tiger has been a tremendous success, and we have more amazing new products in the pipeline.”

“We’re very pleased to report 75 percent revenue growth and a 425 percent increase in net income,” said Peter Oppenheimer, Apple’s CFO. “Looking ahead to the fourth quarter of fiscal 2005, we expect revenue of about $3.5 billion and earnings per diluted share of about $.32.”

Apple will provide live streaming of its Q3 2005 financial results conference call utilizing QuickTime™, Apple’s standards-based technology for live and on-demand audio and video streaming. The live webcast will begin at 2:00 p.m. PDT on Wednesday, July 13, 2005 at http://www.apple.com/quicktime/qtv/earningsq305/ and will also be available for replay. The QuickTime player is available free for Macintosh and Windows users at www.apple.com/quicktime.

This press release contains forward-looking statements about future products and the Company’s estimated revenue and earnings for the fourth quarter of fiscal 2005. These statements involve risks and uncertainties and actual results may differ. Potential risks and uncertainties include continued competitive pressures in the marketplace; the effect competitive and economic factors and the Company’s reaction to them may have on consumer and business buying decisions with respect to the Company’s products; the ability of the Company to make timely delivery of new programs, products and successful technological innovations to the marketplace; the continued availability on acceptable terms of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources including G4 and G5 microprocessors; possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangements, and reduced end-user purchases relative to expectations; possible disruption in commercial activity as a result of natural disasters or major health concerns including epidemics; risks associated with the Company’s retail initiative including significant investment cost, uncertain consumer acceptance and potential impact on existing reseller relationships; the effect that the

Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; the Company’s reliance on the availability of third-party music content; the ability of the Company to successfully evolve its operating system; the ability of the Company to make timely delivery of new products with Intel microprocessors and related hardware and software technological changes and innovations to support Intel microprocessors; the development and availability on acceptable terms of components and services essential to enable the Company to deliver products based on Intel microprocessors in a timely manner; the Company’s dependency on third-party software developers to timely develop future applications that support Intel microprocessors and Power PC microprocessors; and the potential negative impact the transition of all Macs to Intel microprocessors by the end of 2007, or the announcement of such transition, might have on sales of current or future Mac products with Power PC processors. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 25, 2004, the Company’s Form 10-Q for the quarter ended December 25, 2004, the Company’s Form 10-Q for the quarter ended March 26, 2005, and the Company’s Form 10-Q for the quarter ended June 25, 2005 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple ignited the personal computer revolution in the 1970s with the Apple II and reinvented the personal computer in the 1980s with the Macintosh. Today, Apple continues to lead the industry in innovation with its award-winning desktop and notebook computers, OS X operating system, and iLife and professional applications. Apple is also spearheading the digital music revolution with its iPod portable music players and iTunes online music store.

Press Contact:

Steve Dowling

Apple

(408) 974-1896

dowling@apple.com

Investor Relations Contacts:

Nancy Paxton

Apple

(408) 974-5420

paxton1@apple.com

Joan Hoover

Apple

(408) 974-4570

hoover1@apple.com

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr/), or call Apple’s Media Helpline at (408) 974-2042.

© 2005 Apple Computer, Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS, Macintosh and QuickTime are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

ASSETS:

	June 25, 2005	September 25, 2004
Current assets:
Cash and cash equivalents	$3,094	$2,969
Short-term investments	4,432	2,495
Accounts receivable, less allowances of $49 and $47, respectively	827	774
Inventories	193	101
Deferred tax assets	334	231
Other current assets	496	485
Total current assets	9,376	7,055
Property, plant, and equipment, net	764	707
Goodwill	80	80
Acquired intangible assets	29	17
Other assets	239	191
Total assets	$10,488	$8,050

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$1,530	$1,451
Accrued expenses	1,593	1,200
Total current liabilities	3,123	2,651
Non-current liabilities	544	323
Total liabilities	3,667	2,974

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value; 1,800,000,000 shares authorized; 827,981,177 and 782,887,234 shares issued and outstanding, respectively	3,299	2,514
Deferred stock compensation	(62)	(93)
Retained earnings	3,575	2,670
Accumulated other comprehensive income (loss)	9	(15)
Total shareholders’ equity	6,821	5,076
Total liabilities and shareholders’ equity	$10,488	$8,050

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	June 25, 2005	June 26, 2004	June 25, 2005	June 26, 2004

Net sales	$3,520	$2,014	$10,253	$5,929
Cost of sales	2,476	1,455	7,245	4,304
Gross margin	1,044	559	3,008	1,625

Operating expenses:
Research and development	145	125	387	367
Selling, general, and administrative	472	354	1,389	1,042
Restructuring costs	—	8	—	18
Total operating expenses	617	487	1,776	1,427

Operating income	427	72	1,232	198

Other income and expense:
Gains on non-current investments	—	—	—	4
Interest and other income, net	46	13	105	34
Total other income and expense	46	13	105	38

Income before provision for income taxes	473	85	1,337	236
Provision for income taxes	153	24	432	66

Net income	$320	$61	$905	$170

Earnings per common share:
Basic	$0.39	$0.08	$1.13	$0.23
Diluted	$0.37	$0.08	$1.06	$0.22

Shares used in computing earnings per share (in thousands):
Basic	815,092	750,046	804,098	735,212
Diluted	860,688	785,242	853,105	762,518

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

(In millions, except share and per share amounts)

	Three Months Ended June 25, 2005				Three Months Ended June 26, 2004
	As Reported	Non-GAAP Adjustments	(a)	Non- GAAP	As Reported	Non-GAAP Adjustments	(a)	Non- GAAP

Operating income	$427	$11	(b)	$438	$72	$18	(c)	$90

Total other income and expense	46	—		46	13	—		13

Provision for income taxes	153	1	(d)	154	24	4	(d)	28

Net income	$320	$10		$330	$61	$14		$75

Earnings per common share:
Basic	$0.39			$0.40	$0.08			$0.10
Diluted	$0.37			$0.38	$0.08			$0.10

Shares used in computing earnings per share (in thousands):
Basic	815,092			815,092	750,046			750,046
Diluted	860,688			860,688	785,242			785,242

(a)          These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results excluding items such as non-cash share-based compensation, restructuring costs, and investment gains provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results. Neither the Company’s GAAP nor non-GAAP results of operations include the accounting impact had the Company chosen to apply the fair-value recognition provisions of SFAS No. 123 or SFAS No. 123 revised (123R) to expense share-based compensation, the impact of which is disclosed in the Company’s Forms 10-Q and 10-K as filed with the SEC. The Company expects to adopt SFAS No. 123R in its first fiscal quarter ending December 31, 2005.

(b)         This adjustment reflects the non-cash compensation expense related primarily to restricted stock awarded to the Company’s CEO in fiscal 2003 and restricted stock units awarded to selected members of the Company’s senior management team in fiscal 2004.  Of the total non-cash compensation expense of $11 million, $2 million is included in research and development expense and $9 million is included in selling, general and administrative expense. Note that neither the Company’s GAAP nor non-GAAP results of operations includes the accounting impact had the Company chosen to apply the fair-value recognition provisions of SFAS No. 123R.

(c)          This adjustment includes $8 million related to restructuring actions initiated during the third quarter of fiscal 2004 as well as $10 million related to non-cash compensation expense primarily attributable to restricted stock awarded to the Company’s CEO and restricted stock units awarded to selected members of the Company’s senior management team. Of the total non-cash compensation expense of $10 million, $1 million is included in research and development expense and $9 million is included in selling, general and administrative expense.

(d)         Amount reflects the expected tax impact on the above noted non-GAAP adjustments.

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

(In millions, except share and per share amounts)

	Nine Months Ended June 25, 2005				Nine Months Ended June 26, 2004
	As Reported	Non-GAAP Adjustments	(a)	Non- GAAP	As Reported	Non-GAAP Adjustments	(a)	Non- GAAP

Operating income	$1,232	$31	(b)	$1,263	$198	$41	(c)	$239

Total other income and expense	105	—		105	38	(4	)(d)	34

Provision for income taxes	432	3	(e)	435	66	7	(e)	73

Net income	$905	$28		$933	$170	$30		$200

Earnings per common share:
Basic	$1.13			$1.16	$0.23			$0.27
Diluted	$1.06			$1.09	$0.22			$0.26

Shares used in computing earnings per share (in thousands):
Basic	804,098			804,098	735,212			735,212
Diluted	853,105			853,105	762,518			762,518

(a)          These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results excluding items such as non-cash share-based compensation, restructuring costs, and investment gains provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results. Neither the Company’s GAAP nor non-GAAP results of operations include the accounting impact had the Company chosen to apply the fair-value recognition provisions of SFAS No. 123 or SFAS No. 123 revised (123R) to expense share-based compensation, the impact of which is disclosed in the Company’s Forms 10-Q and 10-K as filed with the SEC. The Company expects to adopt SFAS No. 123R in its first fiscal quarter ending December 31, 2005.

(b)         This adjustment reflects the non-cash compensation expense related primarily to restricted stock awarded to the Company’s CEO in fiscal 2003 and restricted stock units awarded to selected members of the Company’s senior management team in fiscal 2004. Of the total non-cash compensation expense of $31 million, $1 million is included in cost of sales; $4 million is included in research and development expense; and $26 million is included in selling, general and administrative expense. Note that neither the Company’s GAAP nor non-GAAP results of operations includes the accounting impact had the Company chosen to apply the fair-value recognition provisions of SFAS No. 123R.

(c)          This adjustment includes $18 million related to restructuring actions initiated during the second and third quarters of fiscal 2004 as well as $23 million related to non-cash compensation expense primarily attributable to restricted stock awarded to the Company’s CEO and restricted stock units awarded to selected members of the Company’s senior management team. Of the total non-cash compensation expense of $23 million, $2 million is included in research and development expense and $21 million is included in selling, general and administrative expense.

(d)         This adjustment represents gain on sales of non-current investments.

(e)          Amount reflects the expected tax impact on the above noted non-GAAP adjustments.